Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Versartis, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay P. Shepard, as Chief Executive Officer of the Company, and Joshua T. Brumm, as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 7, 2016	By:	/s/ Jay P. Shepard
Jay P. Shepard
Chief Executive Officer

Date: March 7, 2016	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer